Exhibit 13.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Trend Micro Incorporated (the “Company”) hereby certifies, to such officer’s knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 1, 2004

By	/s/ Steve Ming-Jang Chang
	Name:	Steve Ming-Jang Chang
	Title:	Representative Director, President, Chief Executive Officer and Chairman of the Board (Chief Executive Officer)